Exhibit 3.138

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DCT – TX 2004 RN PORTFOLIO L, LP

The undersigned on the 20th day of December, 2001, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DCT – TX 2004 RN Portfolio L, LP.

II. The address of the limited partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Country of New Castle. The name of the limited partnership’s registered agent for service is Corporation Service Company.

III. The name and mailing address of the general partner of the limited partnership is as follows:

DCT – TX 2004 RN Portfolio GP LLC

518 17th Street

Suite 1700

Denver, CO 80202

IV. The limited partnership shall commence upon the filing of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of DCT – TX 2004 RN Portfolio L, LP on this 14th day of September, 2004.

DCT – TX 2004 RN PORTFOLIO GP LLC

By:	/s/ Howard L. Rosenberg
Name:	Howard L. Rosenberg
Title:	Authorized Person